EXHIBIT 23.1


                 INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of GPS Industries, Inc. on Form SB-2 amendment 1 of our report dated March 26, 2005 and November 30, 2005 for Note 2, relating to the consolidated financial statements of GPS Industries, Inc. as of December 31, 2004 and 2003 appearing in this Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Sherb & Co., LLP
New York, NY
December 2, 2005